                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:

[ ]  Preliminary proxy statement.   [ ]  Confidential, for use of the Commission
					only (as permitted by Rule 14A-6(e)(2)).

[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material pursuant to Rule 14A-12

                                  LaBarge, Inc.
    -------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
   --------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant) Payment of filing fee (check the appropriate box):
     [X]  No fee required.
     [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
11.
     (1)  Title of each class of securities to which transaction applies.
    -------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
    -------------------------------------------------------------------------
     (3)  Per unit price or other underlying value of transaction computed pursuant
        to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
        calculated and state how it was determined):
    -------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
   ---------------------------------------------------------------------------
     (5)  Total fee paid:
   ---------------------------------------------------------------------------
      [ ] Fee paid previously with preliminary materials.
   --------------------------------------------------------------------------
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1)  Amount previously paid:

                                 [LA BARGE LOGO]





                                    NOTICE OF
                               2002 ANNUAL MEETING
                                NOVEMBER 20, 2002
                               AND PROXY STATEMENT

                                 [LA BARGE LOGO]


                    Notice of Annual Meeting of Stockholders
                                NOVEMBER 20, 2002



TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of LaBarge, Inc. will be held at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri, on November 20, 2002, at 4:00 P.M., CST.

     At the Annual Meeting, Common Stockholders will be asked:

      1. To elect three Class A Directors for a term ending in 2005, respectively;

      2. To consider and act upon the ratification of the selection of KPMG LLP as
          Independent Auditors for fiscal 2003;

      3. To transact such other business as may properly come before the meeting.

     Only stockholders whose names appear of record at the Company's close of business on September 25, 2002 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS NOTICE HAVE THE DEFINITIONS GIVEN TO THEM IN THE ATTACHED PROXY STATEMENT.

 We encourage you to vote via Internet or telephone, or you may mail your proxy.

     If you receive more than one proxy card because you own shares registered in different names or at different addresses, please vote each proxy as soon as possible by following the instructions on the proxy card regarding voting by Internet, telephone or mail.

                              By Order of the Board of Directors,

                              S/Donald H. Nonnenkamp
                              Donald H. Nonnenkamp
                              Vice President, Chief Financial Officer and
Secretary

September 25, 2002


ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE VOTE YOUR PROXY. STOCKHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY VOTING THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

                                  LaBarge, Inc.
                               9900A Clayton Road
                            St. Louis, Missouri 63124


                                 PROXY STATEMENT
                         Annual Meeting of Stockholders
                         to be held on November 20, 2002

     This Proxy Statement is being furnished to the Common Stockholders of LaBarge, Inc. (the "Company") on or about October 16, 2002, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on November 20, 2002 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

     Holders of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at its close of business on September 25, 2002 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 15,021,116 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per each share of Common Stock held of record on the Record Date on each matter that may properly come before the Annual Meeting.

     A plurality of votes of Common Stockholders cast at the Annual Meeting is required for the election of each Director. Ratification of the selection of independent auditors requires the affirmative vote of stockholders holding a majority of the shares of Common Stock voted at the Annual Meeting.

     Management of the Company (the "Management"), together with members of the Board of Directors of the Company, in the aggregate directly or indirectly controlled approximately 23.7% of the Common Stock outstanding on the Record Date.

     Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, an abstention or broker non-vote will have no effect on the outcome of the election of directors.

     All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR election of the Board's nominees as directors, FOR the ratification of the recommended independent accountants, and, at the discretion of the named proxies, on any other matters that may properly come before the Annual Meeting. The Board of Directors of the Company does not know of any matters other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement that will come before the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequently dated proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, LaBarge, Inc., 9900A Clayton Road, St. Louis, Missouri 63124.

     The proxies are solicited by the Board of Directors of the Company. In addition to the use of the Internet, telephone and mail, proxies may be solicited personally or by facsimile transmission by Directors, officers or regular employees of the Company. The cost of solicitation of proxies will be borne by the Company.

     A copy of the Company's Annual Report for the fiscal year ended June 30, 2002 is being mailed to each stockholder along with this Proxy Statement.

             The date of this Proxy Statement is September 25, 2002.





                       PROPOSAL 1:   ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes designated Class A, Class B and Class C. Each Director is elected for a three-year term and the term of each Class expires in a different year.

     The Board of Directors has nominated for election as Class A Directors:
Messrs Craig E. LaBarge, James P. Shanahan, Jr. and Jack E. Thomas, Jr. Each of the nominees is currently serving as a Director of the Company and each has consented to continue to serve as a Director if elected. Unless proxy cards are marked to withhold authority to vote for any of the Director nominees, the proxies intend to vote all properly executed proxies FOR election of each of the Director nominees.

     The following biographical information is furnished with respect to each nominee and each current Director whose term continues after the Annual Meeting:

                             Term
                           Expiration      Direct  Positions with
                                             or          the
                             Date     Age  Since       Company
     --------------------   --------- ---- ------      -----------
Nominees Class A
Directors
Craig E. LaBarge             2002      51   1981   Chief Executive
                                                   Officer,
                                                   President and
                                                   Director
James P. Shanahan, Jr.       2002      41   1987   Director
Jack E. Thomas, Jr.          2002      50   1997   Director

Continuing Class B
Directors
Robert G. Clark              2003      43   2001   Director
John G. Helmkamp, Jr.        2003      55   1998   Director
Lawrence J. LeGrand          2003      51   1998   Director

Continuing Class C
Directors
Robert H. Chapman            2004      57   1998   Director
Richard P. Conerly           2004      78   1975   Director




                 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                   FOR ELECTION OF ITS NOMINEES FOR DIRECTOR.

Executive Officers, Directors and Nominees for Director
     The following table sets forth certain information, as of September 25, 2002, with respect to the executive officers, directors whose term of office will continue after the Annual Meeting, and nominees for directors of the
Company:

            Name                Age              Position(s)
        --------------------     -----              -------------------
Craig E. LaBarge .......        51    Chief Executive Officer,
                                      President and Director
Randy L. Buschling ......       42    Vice President and Chief
                                      Operating Officer
Donald H. Nonnenkamp .....      50    Vice President, Chief Financial
                                      Officer & Secretary
Vernon R. Anderson  ......      54    Vice President - Operations
Harvey Baker ..........         51    Vice President - Enterprise
                                      Systems
Thomas N. Hilleary  ......      52    Vice President
Thomas L. Hubbard ......        49    Vice President
John R. Parmley  .......        48    Vice President - Sales &
                                      Marketing
Robert H. Chapman .......       57    Director
Robert G. Clark ..........      43    Director
Richard P. Conerly ........     78    Director
John G. Helmkamp,               55    Director
Jr. .......
Lawrence J. LeGrand  .....      51    Director
James P. Shanahan, Jr. .....    41    Director
Jack E. Thomas, Jr. .......     50    Director

     Craig E. LaBarge has been a Director since 1981. He assumed the positions of Chief Executive Officer and President in 1991. Prior to that time, he was Vice President-Marketing of the Electronics Division of the Company (1975 to
1979), President of the Electronics Division of the Company (1979 to 1986), Vice President of the Company (1981 to 1986) and President and Chief Operating Officer of the Company (1986 to 1991). Mr. LaBarge is also a director and member of the Audit Committee of both TALX Corporation and Young Innovations, Inc.

     Mr. Buschling joined the Company in 1998. He is currently Vice President and Chief Operating Officer of the Company. He served as Senior Vice President of the Company's Manufacturing Services Group from 1999 to 2002 and as Vice President-Aerospace and Defense Business Unit from 1998 to 1999. Prior to joining the Company, Mr. Buschling was General Manager of Watlow Electric Manufacturing Company's Systems Division for more than five years.

     Mr. Nonnenkamp joined the Company in 1999 and currently serves as Vice President, Chief Financial Officer and Secretary. Previously, he was Vice President and Treasurer for Esco Electronics Corporation from 1993 to 1999. Prior to joining Esco, Mr. Nonnenkamp served as Vice President and Chief Financial Officer for Clark Oil and Refining Corporation.

     Mr. Anderson joined the Company in 1978 and became Vice President-Operations in 2002. Mr. Anderson previously served as Divisional General Manager (2001-2002) and General Manager of the Joplin, Missouri, facility for more than five years.

     Mr. Baker joined the Company in 1996 and became Vice President-Enterprise Systems in 2002. He served previously as Vice President-Operations. Prior to joining the Company, Mr. Baker was Vice President of Manufacturing and Customer Service for the Broadcast Division of Harris Corporation for more than five years.

     Mr. Hilleary joined the Company in 1998 with the acquisition of Open Cellular Systems, Inc. He is Vice President of LaBarge, Inc. and oversees the Company's Network Technologies Group. Prior to joining the Company, he was President of Open Cellular Systems, Inc. from 1997 to 1998, and Vice President-Engineering of Distribution Control Systems, Inc. from 1992 to 1997.

     Mr. Hubbard joined the Company in 1980. He is Vice President of LaBarge, Inc. and works with the Company's Network Technologies Group. He was Vice President-Telecommunications Business Unit from 1996 to 1999. Prior to that time, he was Sales Manager for the Company's Joplin, Missouri, facility for more than five years.

     Mr. Parmley joined the Company in 1997 and became Vice President-Sales and Marketing for the Manufacturing Services Group in 1999. He was Account Manager-Aerospace and Defense Business Unit from 1997 to 1999. Previously, Mr. Parmley was employed by Eagle-Picher Industries, Inc., where he served in various sales and management positions from 1991 to 1997.

     Mr. Chapman became a Director in 1998 and serves as a member of the Audit Committee of the Board of Directors. Since 1975, he has served as Chairman of the Board and Chief Executive Officer of Barry-Wehmiller Companies, Inc., a leading provider of packaging automation equipment, and serves as Director on the Board of Midwest Bank Centre, Inc.

     Mr. Clark became a Director in 2001 and serves as a member of the Human Resources Committee of the Board of Directors. Since 1984, he has served as Chairman of the Board and Chief Executive Officer of Clayco Construction Company, a national firm doing business across the United States and Canada.

     Mr. Conerly became a director in 1975 and serves as a member of the Audit Committee of the Board of Directors. He was formerly Chairman and Chief Executive Officer of Orion Capital Inc. from 1987 to 1994; President of Pott Industries Inc., a marine services company, from 1969 to 1987; and Vice Chairman of Coal Marine, Houston Natural Gas Corporation, parent company of Pott Industries Inc., from 1979 to 1985. He is also a director of Young Innovations, Inc.

     Mr. Helmkamp became a Director in 1998 and serves as a member of the Audit Committee of the Board of Directors. He retired from the positions of Chairman of the Board and Chief Executive Officer of Illinois State Bank and Trust in 1996, where he served in those capacities for more than five years. Mr. Helmkamp also serves on the Board of Directors of the United Way of Greater St. Louis.

     Mr. LeGrand became a Director in 1998 and serves as Chairman of the Audit Committee of the Board of Directors. He has been Executive Vice President of Plancorp, Inc. since 2001. He served as Executive Vice President of LMI Aerospace from 1998 to 2001. Prior to that time, Mr. LeGrand was a partner of KPMG LLP for more than 20 years.

     Mr. Shanahan became a Director in 1987 and serves as a member of the Human Resources Committee of the Board of Directors. He has been Executive Vice President, General Counsel and Director of Pacholder Associates, Inc., an investment advisory firm, since 1986.

     Mr. Thomas became a Director in 1997 and serves as Chairman of the Human Resources Committee of the Board of Directors. Since 1982, he has been President, Chief Executive Officer and Chairman of the Board of Coin Acceptors, Inc., a world leader in the design and manufacture of coin mechanisms, bill validators, control systems, and vending machines. Mr. Thomas serves on the Board of Directors of U.S. Bancorp, is Chairman of Royal Vendors, Inc. and is also Chairman and Chief Executive Officer of Money Controls, Ltd.

Meetings of the Board of Directors
     The Board of Directors of the Company held seven meetings in fiscal 2002. The Company has a standing Audit Committee of its Board of Directors, which held four meetings in fiscal 2002. This Committee is governed by a Charter, that specifies its responsibilities, the accountability of the outside auditors to the Board of Directors and the Audit Committee, and the Audit Committee's responsibility to ensure independence of the outside auditors. The Audit Committee reviews the adequacy of its Charter annually. The Company also has a standing Human Resources Committee of its Board of Directors, which held one meeting in fiscal 2002. This Committee performs the principal function of
acting as a compensation committee.   The Company has no standing nominating
committee or any committee that performs similar functions. Each Director attended at least 75% of the meetings of the Board and its Committees on which he served in fiscal 2002.

Directors' Fees
     Members of the Board of Directors who are not employees of the Company receive $1,500 for each Board meeting attended, $750 for each committee meeting attended and $500 for attendance at the Company's Annual Meeting. Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and Committees.

Summary Compensation Table
     The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executives who served in such capacities as of June 30, 2002, for the fiscal years indicated.

                                             Annual
                                         Compensation(1)


          Name and            Fiscal    ($)         ($)
     Principal Position        Year    Salary    Bonus (2)
            ----------------    ----    -----      -------

Craig E. LaBarge                2002  394,469     125,000
 Chief Executive Officer        2001  372,245     219,300
 and President                  2000  352,508     184,000

Randy L. Buschling              2002  224,847      78,000
 Vice President and             2001  221,128     134,000
 Chief Operating Officer        2000  238,577      91,000

Donald H. Nonnenkamp (3)        2002  220,735      65,000
 Vice President, Chief          2001  210,750      80,000
 Financial                      2000  146,923      64,000
 Officer and Secretary

Harvey Baker                    2002  185,267      28,260
 Vice President                 2001  181,217      97,250
                                2000  172,000      74,000

John R. Parmley                 2002  179,865      62,993
 Vice President                 2001  156,481     103,518
                                2000  121,500      87,000

                                    Long-Term
                                  Compensation
                               Awards     Payouts

          Name and               (#)      ($) LTIP  ($) All Other
     Principal Position        Options      (2)      Compensation
                                          Payouts        (5)
                                            (4)
         -------------------       ----      -----       -------

Craig E. LaBarge                109,675          0        62,445
 Chief Executive Officer        135,294     72,300        50,722
 and President                  294,118     75,000        47,066

Randy L. Buschling               69,550          0        26,075
 Vice President and              63,636          0        26,160
 Chief Operating Officer         68,632          0        25,536

Donald H. Nonnenkamp (3)         34,085          0        33,492
 Vice President, Chief           36,364          0        34,916
 Financial                       59,221          0        15,008
 Officer and Secretary

Harvey Baker                     23,260          0        41,577
 Vice President                  31,818          0        42,190
                                 34,309          0        41,716

John R. Parmley                  43,260          0        29,866
 Vice President                  31,818          0         9,972
                                 34,309          0         7,272

(1) Includes compensation amounts earned during the fiscal years shown but deferred pursuant to individual deferred compensation agreements with the Company.
(2) Bonus amounts and Long-Term Incentive Plan (LTIP) payouts are earned in the fiscal year shown and paid in the subsequent fiscal year.
(3)  Mr. Nonnenkamp became an officer of the Company on November 8, 1999.
(4) Under the terms of the Company's LTIP, awards to the Chief Executive Officer are paid 50% in cash and 50% in non-qualified stock options.  Payouts to
  all other participants are in non-qualified stock options.
(5) Includes the following by individual for the fiscal year ended June 30, 2002:

                      Split Dollar    Company         Use of
                          Life        Match on
        Name          Premium ($)      401(k)        Auto ($)
                          (a)        Deferrals
                                        ($)
        ------------      ----         -----          -----
Craig E. LaBarge        50,500         2,695         12,250
Randy L. Buschling      13,954         2,356          9,765
Donald  H.              21,923         2,496          9,073
Nonnenkamp
Harvey Baker            31,900         2,427          7,250
John R. Parmley         19,297         2,819          7,750

(a)By agreement, these "split dollar life" premiums will be substantially recovered upon the surrender of the policy or death of the executive.

Option Grants in Last Fiscal Year
     The following table sets forth all stock options granted to the named executives during the fiscal year ended June 30, 2002.



                         Individual Grants
                      ----------------------
                    Number of
                   Securities    % of Total
                   Underlying     Options
                     Options     Granted to   Exercise
                                                 or
                     Granted     Employees   Base Price  Expiration
                                     in
      Name           (#) (a)    Fiscal Year    ($/sh)     Date (a)
      -----------    --------     -------      -------      ------
Craig E. LaBarge       92,900        27.6         2.85     8/22/11
                     16,775 (b)       5.0         7.24     8/22/06
Randy L.               69,550        20.7         2.85     8/22/11
Buschling
Donald H.              34,085        10.1         2.85     8/22/11
Nonnenkamp
Harvey Baker           23,260         6.9         2.85     8/22/11
John R. Parmley        43,260        12.9         2.85     8/22/11

                               Potential Realizable
                              Value at Assumed Annual
                               Rates of Stock Price
                              Appreciation for Option
                                       Term
                                ----------------------



            Name                5% ($)       10% ($)
        --------------------    --------     --------
Craig E. LaBarge               174,076      434,015
                                     0            0
Randy L. Buschling             130,322      324,927
Donald H. Nonnenkamp            63,868      159,240
Harvey Baker                    43,584      108,667
John R. Parmley                 81,060      202,104

(a) The options granted in fiscal 2002 vest in five equal installments, on each of the first five anniversaries of the date of the grant or immediately after a
  change in control.
(b) Options awarded under this grant to Mr. LaBarge will become exercisable on August 22, 2003.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     The following table sets forth all stock options exercised by the named executives during the fiscal year ended June 30, 2002, and the number and value of unexercised options held by such executives at fiscal year-end.

                  Shares                   Number of Securities
                 Acquired                 Underlying Unexercised
                    on        Value     Options at Fiscal Year End
                                                    (#)
      Name       Exercise   Realized    Exercisable   Unexercisable
                    (#)      ($) (b)
   -------------   -------   ---------     --------     ---------
Craig E. LaBarge     0          0           180,219       399,379
Randy L.             0          0            40,179       161,636
Buschling
Donald H.            0          0            42,960        86,705
Nonnenkamp
Harvey Baker         0          0            56,585        69,295
John R. Parmley      0          0            20,085        89,295

                               Value of Unexercised
                              "In the Money" Options
                            at Fiscal Year End ($) (a)
        Name             Exercisable        Unexercisable
    ----------------     -------------       -------------
Craig E. LaBarge            207,137           518,525
Randy L. Buschling           58,260           227,373
Donald H. Nonnenkamp         62,292           125,665
Harvey Baker                 35,423           100,477
John R. Parmley              19,896           122,477

(a)Options are "in the money" if the market value of the shares covered thereby is greater than the option exercise price.
  Market value of a share at June 30, 2002 was $3.95.
(b)Value realized is the difference between the market value of a share on the exercise date and the exercise price per share, times the number of shares exercised.

                            Human Resources Committee
                        Report on Executive Compensation


    LaBarge, Inc. has had an independent Human Resources Committee (the "Committee") since 1981. The Committee is made up of three outside directors appointed annually by the Board of Directors (the "Board"). The principal responsibilities of the Committee include the following:

        Review and recommend to the Board the annual salary, incentive compensation, including performance awards under the 1999
Non-Qualified Stock
      Option Plan, and other benefits of the chief executive officer and other members of executive management.

    The Company's compensation practices are designed to achieve certain fundamental objectives, including:

        To attract and retain talented key executives;
        To set competitive compensation levels;
        To provide incentives which focus performance on the achievement of Company objectives;
        To align executive compensation, including the award of stock options, with the interest of the stockholders.

    To assist the Committee, the Company has, for more than 10 years, contracted with an independent compensation and benefits consulting firm. This firm periodically evaluates each of the key management positions within the Company. The evaluation is based upon such criteria as the size and scope of the job, specific technical and managerial skills required, and the impact of the specific job on Company results.

    Using the evaluations of each job and data on the compensation practices of over 500 industrial companies in the U.S., the consultants recommend ranges for both base salary and bonus opportunity. The range for base salary is wide (plus or minus 20% from a mid-point) to accommodate a variety of individual criteria, including competitive factors and specific job performance over time. The recommended range for bonus opportunity is also wide, plus or minus 50% from a mid-point. The Committee believes that executives should be paid a base salary that is within the recommended range. Actual bonus payments may range from zero to the recommended high point or greater.

    Each year, the CEO makes recommendations to the Committee regarding proposed salary changes and bonus payments, if any. The recommendations, and the Committee's evaluation of them, are based upon a variety of criteria including profit performance to plan, cash flow, debt reduction, customer development, the accomplishment of specific important objectives and many subjective factors.
All of these factors were considered in determining the salaries and bonuses for 2002. These factors are also considered in establishing the compensation of the Chief Executive Officer.

              Committee members:  Jack E. Thomas, Jr., Chairman
                              Robert G. Clark
                              James P. Shanahan, Jr.

Employment Agreement with Named Executive Officer
     In 1999, the Company entered into an Executive Severance Agreement ("Agreement") with Donald H. Nonnenkamp, Vice President, Chief Financial Officer and Secretary of the Company. The Agreement provides that, following a Change of Control (as defined by the Agreement), the Company will continue to employ Mr. Nonnenkamp for a period not less than one year at his place of employment immediately prior to the Change of Control or within 50 miles thereof. During that period, Mr. Nonnenkamp would be entitled to a base salary in the amount not less than the annualized base salary paid or payable to him during the month immediately preceding the month in which the Change of Control occurs. He would also be entitled to an annual bonus equal to the same percentage of his base salary as the average bonuses paid to Mr. Nonnenkamp in each of the five fiscal years most recently ended were to his base salary in those years, after disregarding the highest and lowest of such percentages. Mr. Nonnenkamp would also be entitled, during such one-year period, to all pension, welfare and other employee benefits, fringe benefits and perquisites in amounts and on terms no less favorable than those to which he was entitled on the date of the Change of Control. The Agreement also provides that, in the event of termination of Mr. Nonnenkamp's employment during such one-year period for reasons other than death, disability, or Cause (as defined by the Agreement) or voluntarily by Mr. Nonnenkamp without Good Reason (as defined by the Agreement), Mr. Nonnenkamp would be entitled to a lump sum payment from the Company equal to the sum of:
(i) his salary and other compensation not yet paid by the Company through the date of termination; (ii) a bonus prorated for the portion of the year through the date of termination; (iii) the product of three times the sum of (x) Mr. Nonnenkamp's salary plus (y) the bonus to which he would have been entitled for the full fiscal year; plus (iv) vacation pay. The Company would also be required to provide to Mr. Nonnenkamp for three years after termination all medical, hospitalization, disability and certain other benefits in amounts and on terms not less favorable than those to which he was entitled at the time of termination. If the foregoing amounts were not paid when due, they would bear interest at the rate of 15% per annum. The Agreement provides for appropriate adjustments of such payments if they would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

                          Report of the Audit Committee



     The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees.
In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved that the Company's audited financial statements be included in the Company's 2002 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

     In addition, the Board of Directors has determined that all of the members of the Audit Committee are "independent," as defined by the rules of the American Stock Exchange.

               Committee members:        Lawrence J. LeGrand, Chairman
                                   Robert H. Chapman
                                   Richard P. Conerly
                                   John G. Helmkamp, Jr.

Voting Securities and Ownership Thereof By Management and Certain Beneficial Owners
     Set forth below is information as of September 25, 2002, concerning all persons known to the Company to be beneficial owners of more than 5% of the Common Stock outstanding on the Record Date, and beneficial ownership of Common Stock by each Director and nominee for Director of the Company, each Executive Officer of the Company named in the compensation table and all Executive Officers and Directors as a group (unless otherwise indicated, such ownership represents sole voting and sole investment power).

 Name and Address of              Shares                 Percent
Beneficial Owners (1)       Beneficially Owned          of Class
      ----------------          --------------------     --------
Harvey Baker              77,717 - (2)                       *
Randy L. Buschling        76,532 - (2)                       *
Robert H. Chapman         2,600                              *
Robert G. Clark           6,700                              *
Richard P. Conerly        51,704                             *
John G. Helmkamp, Jr.     507,196 - (3)                    3.4%
Craig E. LaBarge          2,236,679 -                     14.9%
                          (2)(4)(5)(6)(7)(8)
Lawrence J. LeGrand       341,203 - (9)                    2.3%
Donald H. Nonnenkamp      1,154,114 - (2)(4)(10)           7.7%
John R. Parmley           45,465 - (2)(11)                   *
James P. Shanahan, Jr.    84,000                             *
Jack E. Thomas, Jr.       2,000                              *
All executive officers
and
directors as a group      3,560,423                       23.7%
(15 persons)

*    Less than 1%.

 Name and Address of              Shares               Percent
  Certain Beneficial        Beneficially Owned         of Class
      Owner (1)
     -----------------         ---------------------- -------
Pierre L. LaBarge, Jr.    1,686,322 - (12)(13)(14)    11.2%

(1) The address of each Executive Officer, Director and Beneficial Owner is c/o LaBarge, Inc., 9900A Clayton Road, St. Louis, Missouri 63124.
(2) Includes options exercisable within 60 days for the following number of shares under the 1993 and 1995 Incentive Stock Option Plans and the 1999 Non-Qualified Stock Option Plan: Harvey Baker - 74,961; Randy L. Buschling - 76,532; Craig E. LaBarge - 304,681; Donald H. Nonnenkamp -64,893; John R. Parmley - 37,961. All executive officers and directors as a group - 559,028 shares.
(3) Includes 3,800 shares held by Mr. Helmkamp's spouse in her name, 5,911 shares in her IRA and 35,000 shares held in a trust, of which she acts as trustee. Also includes 57,900 shares held in three trusts for the benefit of Mr. Helmkamp's children and 65,000 shares held in a charitable remainder trust;
  Mr. Helmkamp is trustee of the aforesaid trusts. Mr. Helmkamp disclaims beneficial ownership of all of these shares.
(4) Includes 1,088,221 shares held in the Benefit Plan as to which the two members of the Benefit Plan administrative committee have shared voting power; comprising an aggregate of 240,832 shares which are held in accounts of executive officers of the Company and an aggregate of 847,389 shares which are held in accounts of other employees of the Company.
(5) Includes 19,754 shares held by three trusts for the benefit of two nephews and one niece, of which trusts Craig E. LaBarge is a co-trustee and in which shares Mr. LaBarge disclaims beneficial ownership.
(6) Includes 70,548 shares held by Craig E. LaBarge's spouse in her name, 34,000 shares held in her IRA, and 10,842 shares as custodian for their two minor children. Mr. LaBarge disclaims beneficial ownership of these shares.
(7) Includes 18,172 shares held by a trust for two minor children of Craig E. LaBarge. Mr. LaBarge is a co-trustee and disclaims beneficial ownership.
(8) Includes 667,711 shares owned in Craig E. LaBarge's individual capacity, 2,750 shares owned jointly with his spouse and 20,000 shares held in his IRA.
(9) Represents 336,203 shares held in a grantor trust, of which trust Mr. LeGrand is trustee.
(10) Includes 1,000 shares owned in Mr. Nonnenkamp's individual capacity.
(11) Includes 7,504 shares owned in Mr. Parmley's individual capacity.
(12) Includes 689,222 shares owned in Pierre L. LaBarge, Jr.'s individual capacity.
(13) Includes 987,100 shares held in Pierre L. LaBarge, Jr.'s revocable living trust.
(14) Includes 10,000 shares held by Pierre L. LaBarge, Jr.'s spouse. Mr. LaBarge disclaims beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Compliance
     To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements were met during fiscal 2002.

Performance Graphs
     Five-Year Total Return. The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Common Stock with the cumulative total return of the American Stock Exchange market value and a peer group.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
       AMONG LA BARGE, INC., AND AMEX MARKET VALUE INDEX AND A PEER GROUP
                                     [CHART]

     <CAPTION
LA BARGE INC

                                  Cumulative
                                  Total Return
                    6/97    6/98    6/99     6/00    6/01      6/02


LABARGE, INC.     100.00   53.06   33.67    33.68   50.61     64.49
AMEX COMPOSITE    100.00  115.86  128.17   150.33  147.42    143.44
PEER GROUP        100.00   75.92   68.55   104.18   72.89     95.14

     The peer group consists of the following companies selected on the basis of their market capitalization and similarity of businesses: Cubic Corporation, EDO Corporation, Miltope Group, Inc., Esterline Technologies Corporation and Sparton Corporation.

                PROPOSAL 2:  SELECTION OF INDEPENDENT ACCOUNTANTS

     KPMG LLP ("KPMG") has been appointed as independent accountants for the Company for the fiscal year ending June 29, 2003 by the Board of Directors with the approval of the Audit Committee. KPMG has been the Company's independent accountants since 1980. Although the appointment of independent accountants does not require the approval of Common Stockholders, the Board of Directors believes Common Stockholders should participate in the appointment through ratification. A representative of KPMG is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if he so desires, and he is expected to be available to respond to appropriate questions raised orally at the meeting.

     Audit Fees. The aggregate fees billed by KPMG in connection with the audit of the Company's consolidated financial statements for the fiscal year ended June 30, 2002, the review of quarterly financial statements included in the Company's Forms 10-Q and audits of employee benefit plans were approximately $233,000.

     Financial Information Systems Design and Implementation Fees. KPMG did not provide any financial information systems design and implementation services to the Company during the fiscal year ended June 30, 2002.

     All Other Fees. The aggregate fees billed by KPMG for professional services (primarily tax services), other than services related to the audit of the annual financial statements or the review of the quarterly financial statements, rendered during the year ended June 30, 2002 were approximately $220,000.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock casting a vote at the Annual Meeting is necessary for the ratification of the selection of the independent accountants.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE
        SELECTION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2003.




STOCKHOLDER PROPOSALS

     Any stockholder proposal to be presented at the next Annual Meeting, which is expected to be held in November 2003, must be received by the Company at its principal office at the address listed on page 2 hereof no later than May 16, 2003.


                                By Order of the Board of Directors,

                                S/Donald H. Nonnenkamp

                                DONALD H. NONNENKAMP
                                Vice President, Chief Financial Officer and
                                Secretary

St. Louis, Missouri
September 25, 2002

                                 [LaBarge Logo]

                                  LaBarge, Inc.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 20, 2002

  The undersigned hereby appoints Craig E. LaBarge and Donald H. Nonnenkamp, or either of them acting in the absence of the other, proxies for the undersigned, with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of LaBarge, Inc. to be held at the St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri, on November 20, 2002, at 4:00 P.M. St. Louis time, and at any adjournments thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting or any adjournments thereof.


                          YOUR VOTE IS IMPORTANT TO US!

              We encourage voting on the Internet or by telephone. (Please Refer to the Accompanying Voting Instruction Sheet.)


                            (Detach Proxy Form Here)

  The undersigned hereby revokes any proxies heretofore given in connection with the Annual Meeting and directs said persons to use this proxy to act or vote as follows:
1.   Election of Directors:    Class A-   01 - Craig E. LaBarge
                               02 - James P. Shanahan, Jr.
                               03 - Jack E. Thomas, Jr.

[ ] FOR all         [ ] FOR all nominees       [ ] WITHHOLD
nominees listed     EXCEPT for                 AUTHORITY to vote
                    nominees written in space for all nominees below


2. Proposal to ratify the selection of KPMG LLP as independent auditors for the fiscal year ending June 29, 2003.
  [ ] FOR KPMG LLP as    [ ]  AGAINST KPMG LLP for   [ ] ABSTAIN
  Independent Auditors       Independent Auditors

                                (See Reverse Side)
                            (Detach Proxy Form Here)

                             THANK YOU FOR YOUR VOTE
    IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, DETACH PROXY CARD AND
                            MAIL IN ENVELOPE PROVIDED


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
   UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    NOTE:   Please sign exactly as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                   DATE: __________________

                   ____________________________________
                   SIGNATURE(S)

                   ____________________________________
                   SIGNATURE(S)